                                                                     Exhibit 4.5
                                                                     -----------

                      APPLIED EXTRUSION TECHNOLOGIES, INC

                      2001 STOCK OPTION PLAN FOR DIRECTORS


     1.  PURPOSE
         -------

     The purpose of this 2001 Stock Option Plan for Directors (the "Plan") is to advance the interest of Applied Extrusion Technologies, Inc. (the "Company") by enhancing the ability of the Company to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions through ownership of shares of the Company's common stock (the "Stock).

     2.  ADMINISTRATION
         --------------

     The Plan shall be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company designated by the Board for that purpose. Unless and until a Committee is appointed the Plan shall be administered by the entire Board, and references in the Plan to the "Committee" shall be deemed references to the Board. The Committee shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant options in accordance with the Plan to such directors as are eligible to receive options; (b) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties. Subject to Section 8, the Committee shall also have the authority, both generally and in particular instances, to waive compliance by a director with any obligation to be performed by him or her under an option and to waive any condition or provision of an option.

     3. EFFECTIVE DATE AND TERM OF PLAN
        -------------------------------

     The Plan shall become effective on the date on which the Plan is approved by the Board of Directors of the Company, but the Plan and any options granted pursuant to the Plan shall be subject to the later approval thereof by the shareholders of the Company. No option shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but options previously granted may extend beyond that date.

     4.  SHARES SUBJECT TO THE PLAN
         --------------------------

     (a)  Number of Shares.  Subject to adjustment as provided in Section 4(c),
          ----------------
the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be 500,000.

     (b)  Shares to be Delivered.  Shares delivered under the Plan shall be
          ----------------------
authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

     (c)  Changes in Stock.  In the event of a stock dividend, stock split or
          ----------------
combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

     5.  ELIGIBILITY FOR OPTIONS.
         -----------------------

     Directors eligible to receive options under the Plan ("Eligible Directors") shall be any director who is not an employee of the Company.

     6.  TERMS AND CONDITIONS OF OPTIONS.
         -------------------------------

     (a)  Number of Options.  Each Eligible Director who has served as a
          -----------------
Director of the Company for not less than ten years (measured as of the date of the Board's adoption of the Plan) shall be awarded an option covering 25,000 shares of Stock on June 30, 2001 (a "Service Grant"). In addition, each Eligible Director, excluding those who are directors on the date of adoption of the Plan, shall be awarded an initial grant governing 25,000 shares of Stock on the date of his or her first election (an "Initial Grant"). Each Eligible Director that is a director of the Company on each June 30 commencing June 30, 2001 shall be awarded on such June 30 an option covering 10,000 shares of Stock (an "Annual Grant"); provided, that if such Eligible Director has received an Initial Grant in the twelve months preceeding such June 30, then such Eligible Director shall not be entitled to the Annual Grant on such June 30.

     (b)  Exercise Price.  The exercise price of each option shall be 100% of
          --------------
the fair market value per share of the Stock at the time the option is granted, but not less, in the case of an original issue of authorized stock, than par value per share.

     (c)  Duration of Options.  The latest date on which an option may be
          -------------------
exercised (the "Final Exercise Date") shall be the date which is ten years from the date the option was granted.

     (d)  Exercise of Options.
          -------------------

     (1) The awards of options granted under this Plan shall become exercisable in the following manner: Each Service Grant, Annual Grant and Initial Grant shall become exercisable as to twenty-five percent (25%) of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of such grant.

     (2) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) the option certificate and any other documents required by the Committee and (b) payment in full for the number of shares for which the option is exercised.

     (3) To the extent the Company must satisfy any federal, state or local withholding tax requirement in connection with an individual exercising an option, upon such exercise the Company shall withhold from the shares of stock to be delivered upon the exercise of the option the number of shares of stock having a fair market value equal to such withholding obligation.

     (4) If an option is exercised by the executor or administrator of a deceased director, or by the person or person to whom the option has been transferred by the director's will or the application laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

     (e)  Payment for and Delivery of Stock.  Stock purchased under the Plan
          ---------------------------------
shall be paid for as follows: (i) in cash or by check (acceptable to the Company in accordance with the guidelines established for this purpose), bank draft or money order payable to the order of the Company or (ii) if so permitted by the original terms of the option or by the Committee after grant of the option, (A) through the delivery of shares of Stock (which, in the case of shares of Stock acquired from the Company, have been outstanding for at lease six months) having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (B) by having the Company hold back from the shares transferred upon exercise Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (C) by delivery of a promissory note of the option holder to the Company, such note to be payable on such terms as are specified or (D) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (E) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon
                                  --------
exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than with a personal check or promissory note of the option holder.

     An option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

     The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     (f) Limited Transferability of Options.  No option may be transferred,
         ----------------------------------
except (i) by will or by the laws of descent and distribution or (ii) to parties that are eligible to have such transferred options and the underlying securities registered on the Plan's existing Form S-8 Registration Statements, such eligibility to be determined in accordance with the General Instructions to Form S-8 and other rulings and pronouncements of the Securities and Exchange Commission as may be in effect from time to time.

     (g) Death.  Upon the death of any Eligible Director granted options under
         -----
this Plan, all options not then exercisable shall terminate. All options held by the director that are exercisable immediately prior to death may be exercised by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within six months after the director's death (subject, however, to the limitations of Section 6(c) regarding the maximum exercise period for such option). After completion of that six-month period, such options shall terminate to the extent not previously exercised.

     (h) Other Termination of Status of Director.  If a director's service with
         ---------------------------------------
the Company terminates for any reason other than death, all options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of three months (subject to Section 6(c)), but shall terminate immediately if the director was removed for cause or resigned under circumstances which in the opinion of the Committee casts such discredit on him or her as to justify termination of his or her options. After completion of that three-month period, such options shall terminate to the extent not previously exercised, expired or terminated.

     (i) Mergers, etc.  Subject to Section 7, in the event of any merger or
         ------------
consolidation involving the Company, any sale of substantially all of the Company's assets or stock or a dissolution or liquidation of the Company, all options hereunder will terminate, but at least 20 days prior to the effective date of any such merger, sale, dissolution, or liquidation, the Committee shall make all options outstanding hereunder immediately exercisable, provided that, unless the event will give rise to a Change of Control (as hereinafter defined) or it is anticipated that a Change of Control will coincide with or follow the event, the Committee may instead arrange that the successor or surviving corporation, if any, grant replacement options.

     7.  CHANGE OF CONTROL
         -----------------

     Notwithstanding any other provision of this Plan, in the event of a Change of Control of the Company as defined in Exhibit A hereto each option held by each Eligible Director will immediately become fully exercisable.

     8.   EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT, TERMINATION AND
          ----------------------------------------------------------------
          EFFECTIVENESS
          -------------

     Neither adoption of the Plan nor the grant of options to a director shall affect the Company's right to grant to such director options that are not subject to the Plan, to issue to such directors Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to directors.

     The Committee may at any time discontinue granting options under the Plan. The Committee may at any time or times amend the Plan for the purpose of satisfying any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of options, provided that (except to the extent expressly required or permitted herein above) no such amendment shall, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) increase the number of options granted to Eligible Directors, (c) amend the definition of Eligible Director so as to enlarge the group of directors eligible to receive options under the Plan, (d) reduce the price at which options may be granted, (e) change or extend the times at which options may be granted, or (f) amend the provisions of this Section 8, and no such amendment shall adversely affect the rights of any director (without his or her consent) under any option previously granted.

                                   EXHIBIT A
                                   ---------

     A Change of Control will occur for purposes of this Plan if (i) any individual, corporation, partnership, company or other entity (including a "group" of the type referred to in Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Act"), (a "Person") becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of securities of the Company representing more than 30% of the combined voting power of the Company's then-outstanding securities (other than as a result of acquisitions of such securities from the Company), (ii) there is a change of control of the Company of a kind which would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act (or a similar item in a similar schedule or form), whether or not the Company is then subject to such reporting requirement, (iii) the Company is a party to, or the stockholders approve, a merger, consolidation, or other reorganization (other than (a) a merger, consolidation or other reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity, more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, or other reorganization, or (b) a merger, consolidation, or other reorganization effected to implement a recapitalization of the Company, or similar transaction, in which no Person acquires more than 20% of the combined voting power of the Company's then outstanding securities), a sale of all or substantially all assets, or a plan of liquidation, or (iv) individuals who, at the date hereof, constitute the Board cease for any reason to constitute a majority thereof; provided, however, that any director who is
                                  --------  -------
not in office at the date hereof but whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the date hereof or whose election or nomination for election was previously so approved (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be deemed to have been in office at the date hereof for purposes of this definition.

     Notwithstanding the foregoing provisions of this Exhibit A, a "Change of Control" will not be deemed to have occurred solely because of the acquisition of securities of the Company (or any reporting requirements under the Act relating thereto) by an employment benefit plan maintained by the Company for its employees.